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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of Exide Electronics Group, Inc. of our report dated March 15, 1996, relating to the combined/consolidated financial statements of Deltec Power Systems, Inc. which appears in the Current Report on Form 8-K/A of Exide Electronics Group, Inc. dated July 9, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.

PRICE WATERHOUSE LLP
Milwaukee, Wisconsin

October 28, 1996